                                                  Exhibit 99.1


FOR IMMEDIATE RELEASE                                Contact:   Thomas Kelly
---------------------                                           (312) 732-7007
                                                                John A. Russell
                                                                (614) 248-5989

                  BANC ONE, FIRST CHICAGO NBD MERGER COMPLETED


     CHICAGO and COLUMBUS, October 2, 1998 - BANC ONE CORPORATION and First Chicago NBD Corporation announced that their merger of equals became effective today.

     "The combination of these two great banking companies creates one great future for our shareholders, our customers, our employees and our communities,"
said Verne G. Istock, Chairman of the Board.   "We are a strong competitor both
nationally and in each of the local markets we serve."

     Starting today, the company will be BANK ONE CORPORATION and its common stock will trade on the New York Stock Exchange under the symbol ONE.

     The merger, which was announced on April 13, creates the nation's 5th largest bank holding company, with assets of more than $240 billion. BANK ONE is a major corporate bank nationally and in selected international markets in 11 foreign countries, the nation's second-largest credit card company, the leading retail bank in eight states, the leading business bank in the Midwest and Arizona, and the third-largest bank mutual fund company.

     "Our integration is further along than in any merger we have done before," said John B. McCoy, President and Chief Executive Officer. "We look forward to providing high-quality service to our customers and superior returns to our shareholders. We also will reward our employees' work and play active roles in our communities."
                                      ###